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                                  EXHIBIT 10.15
                              EMPLOYMENT AGREEMENT
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        This Employment Agreement (the "Agreement") is entered into as of the
19th day of July, 1999, by and between AAi.FosterGrant, Inc., a Rhode Island corporation with a mailing address of 500 George Washington Highway, Smithfield, Rhode Island 02917 (the "Company"), and John R. Ranelli, an individual with a residence address of 223 Giants Neck Road, Niantic, Connecticut 06359 ("Executive").

                                  INTRODUCTION
                                  ------------

        1. The Company is in the business of developing, manufacturing, distributing and marketing ladies' and men's consumer soft lines sold in retail stores (the "Accessories Business").

        2. The Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

        In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

        1. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the date hereof and, subject to termination as hereinafter provided, shall continue for an unlimited number of successive two
(2) year periods, the first of such periods beginning on the date hereof and each subsequent period beginning on the first day of each month thereafter.

        2. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Executive to act as President, Chief Operating Officer and a member of the office of the Chief Executive Officer of the Company during the Employment Period, and Executive hereby accepts such employment. The Company shall recommend to the shareholders the election of Executive as a director of the Company for the Employment Period. The duties assigned and authority granted to Executive shall be as set forth in the By-laws of the Company and as determined by the Chairman and Chief Executive Officer from time to time. All officers holding the title of Executive Vice President or above shall report to the Office of the Chief Executive Officer. Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner. The Executive may also engage in civic and charitable activities to the extent they are not inconsistent with Executive's duties hereunder. Executive may also be a member of not more than three other company boards of directors so long as such membership does not conflict with Executive's performance of his duties under this Agreement. The Executive shall report to the Chairman.


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        3.      SALARY AND BONUS.

                (a) BASE SALARY. During the first twelve (12) months of the Employment Period, the Company agrees to pay Executive $350,000 per year, payable weekly in arrears. During the second twelve (12) months of employment, the Company agrees to pay Executive $400,000 per year, payable weekly in arrears. Executive's base salary shall not be decreased, and after the first twenty-four (24) months shall be increased on each anniversary date of this Agreement (the "Anniversary Date"), based upon the increase in the Consumer Price Index for all Urban Consumers (CPI-U), Boston, Massachusetts, published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) (the "Index"). If, on an Anniversary Date, the Index shows an increase from the base date of July, 2000 (the "Base Date"), then Executive's annual base salary for the ensuing 12 months shall be the product of (a) $400,000 and (b) one plus a percentage equal to the percentage increase in the Index on each such Anniversary Date over the Index on the Base Date. In the event the Bureau of Labor Statistics no longer publishes the Index the Company shall use that index then available which most closely replicates the Index. In addition, after the first twenty-four (24) months, the Chief Executive Officer of the Company shall review and may increase the Executive's annual base salary in his discretion, based upon the Company's performance and the Executive's particular contributions.

                (b) BONUS. Executive shall be eligible for and shall receive an annual cash bonus of up to fifty percent (50%) of his annual base salary under the Company's Executive Incentive Compensation Plan ("Annual Target Bonus Amount"), subject to the discretion of the Company's Board of Directors. Sixty percent (60%) of any such bonus shall be based upon the Company's overall financial goals and forty percent (40%) shall be based on personal goals for the Executive established by mutual agreement between Executive and the Chief Executive Officer.

        4.      OTHER BENEFITS.

                (a) INSURANCE AND OTHER BENEFITS. The Executive shall be entitled to participate in, and shall receive the maximum benefits available under, the Company's insurance programs (including health, supplemental health and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time, and shall receive all other benefits that are provided by the Company to other senior executives. The Company shall purchase a disability insurance policy which shall provide Executive with the maximum monthly benefit available to Executive, based upon Executive's monthly base salary, after a six-month period of disability. The Company shall contribute the maximum amount permitted under current law to the Executive's qualified and non-qualified 401(k) Plan, Supplemental 401(k) Plan, and any other Company pension or retirement plan during the Employment Period.

                (b) VACATION. Executive shall be entitled to an annual vacation of such duration as may be determined by the Chief Executive Officer, but not less than that generally established for other executives of Company and in no event less than four (4) weeks, without interruption of salary offered to senior executives generally.


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                (c) AUTOMOBILE ALLOWANCE. The Company shall provide Executive with a monthly automobile allowance consistent with the plan adopted or to be adopted by the Company for other senior executives.

                (d) REIMBURSEMENT OF MOVING AND OTHER EXPENSES. The Company shall reimburse Executive for all reasonable moving expenses incurred in Executive's move from his present residence to a temporary residence one located in Rhode Island or nearby Southern Massachusetts, travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service. Additionally, the Company will pay all closing costs and moving expenses incurred by Executive (including the federal and state income taxes payable with respect thereto) in relocating to permanent residence in the same geographic area.

        5. TERMINATION BY THE COMPANY WITH CAUSE. Upon prior written notice to Executive, the Company may terminate this Agreement if any of the following events shall occur:

                (a) the conviction of Executive for a crime involving fraud or moral turpitude;

                (b) deliberate dishonesty of the Executive with respect to the Company or any of its subsidiaries; or

                (c) the refusal of the Executive to follow the reasonable and lawful written instructions of the Chief Executive Officer of the Company with respect to the services to be rendered and the manner of rendering such services by Executive, provided such refusal is material and repetitive and is not justified or excused either by the terms of this Agreement or by actions taken by the Company in violation of this Agreement, and with respect to the first two refusals Executive has been given reasonable written notice and explanation thereof which specifically identifies the manner in which the Chief Executive Officer believes that Executive has not performed his duties and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice.

        6. TERMINATION BY THE EXECUTIVE; TERMINATION BY THE COMPANY WITHOUT
CAUSE.

                6.1    NOTICE/EVENTS/DEFINED TERMS.

                (a) TERMINATION BY THE EXECUTIVE. Executive may terminate this Agreement at any time by providing written notice to the Company.

                (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement at any time, without Cause by providing written notice to Executive. As used in this Agreement, the term "without Cause" shall mean termination for any reason not specified in Section 5 hereof, including the death or disability of Executive.


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                (c) CHANGE IN CONTROL. A "Change in Control" will be deemed to have occurred if: (1) a Takeover Transaction occurs; or (2) any election of directors of the Company takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in the office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (3) the Company effectuates a complete liquidation of the Company or a sale or disposition of all or substantially all of its assets. A "Change in Control" shall not be deemed to include, however, a merger or sale of stock, assets or business of the Company if the Executive immediately after such event owns, or in connection with such event immediately acquires (other than in the Executive's capacity as an equity holder of the Company or as a beneficiary of its employee stock ownership plan or profit sharing plan), any stock of the buyer or any affiliate thereof which, at the time of Executive's initial investment in such stock, had a purchase price or fair market value greater than $50,000.

                (d) TAKEOVER TRANSACTION. A "Takeover Transaction" shall mean
(i) a merger or consolidation of the Company with, or an acquisition of the Company or all or substantially all of its assets by, any other corporation, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any person or entity or group of persons or entities (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any one or more of the present stockholders of the Company or their affiliates) either related or acting in concert becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company.

                6.2 EXECUTIVE'S RIGHT-TO-TERMINATE. Executive may terminate Executive's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express written consent):

                (a) a Change in Control provided that in such event Executive may exercise his right only within the twelve month period next following such Change in Control.

                (b) the assignment to Executive by the Company of any duties materially inconsistent with Executive's status with the Company or a material alteration in the nature or status of Executive's responsibilities from those in effect on the date hereof, or a material reduction in Executive's titles or offices as in effect on the date hereof, or any removal of Executive from, or any failure to reelect Executive to, any of such positions, except in connection with the termination of his employment for Disability or Cause or as a result of Executive's death or by Executive other than for Good Reason;


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                (c) a reduction by the Company in Executive's Salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

                (d) except if such action applies to all senior executive officers of the Company generally, any failure by the Company to continue in effect its present Executive Incentive Compensation Plan, any fringe benefits, the taking of any action by the Company which would, directly or indirectly, materially reduce Executive's benefits or deprive Executive of any fringe benefits enjoyed by Executive at the date hereof, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled at the date hereof;

                (e) a relocation of the Company's principal executive offices to a location more than 50 miles from their current location in, or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices; or

                (f) any material breach, uncured after reasonable notice, by the Company of any provisions of this Agreement.

                6.3    SEVERANCE.

                (a) WITHOUT CAUSE. If the Company terminates this Agreement without Cause, or if Executive has the right to terminate this Agreement pursuant to Section 6.2 hereof, then commencing on the date of termination of this Agreement, the Company shall provide Executive with a severance package which shall consist of the following: (i) for a period equal to two (2) years after the date of termination (A) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annual base salary under Section 3(a) hereof and (B) continuation of all benefits under
Section 4; and (ii) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's Annual Target Bonus Amount under the Company's Executive Incentive Compensation Plan for the year of termination.

                (b) GENERAL RELEASE. As a condition precedent to receiving any severance payment, the Executive shall execute a general release of any and all claims which Executive or his heirs, executors, agents or assigns might have against the Company, its subsidiaries, affiliates, successors, assigns and its past, present and future employees, officers, directors, agents and attorneys.

                (c) WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

        7. DEATH OR DISABILITY. In the event of the Executive's death or disability, the Employment Period will automatically terminate effective as of the date of such death or disability. As used in this Agreement, the term "disability" shall mean inability on the part of Executive for a period of more than six (6) months in the aggregate during any twelve (12) month period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall


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each select a physician and these two physicians together shall select a third physician, whose determination as to disability shall be binding on all parties.

        8. NON-COMPETITION. During the Employment Period and after termination of this Agreement by the Executive under Section 6.1(a), or by the Company under
Section 5 or Section 6.1(b), the Company may restrict the Executive's subsequent involvement in the Restricted Business Activities, as defined below, for the period ending two (2) years after the date of termination of this Agreement (the "Non-compete Period") provided that the Company has not otherwise breached its obligations under the Agreement. As used in this Agreement, the term "Restricted Business Activities" shall mean the marketing and sale of ladies' and men's consumer soft lines to retail stores, which the Company sold and marketed during Executive's employment with the Company. During the Non-compete Period, Executive shall not, without the written approval of the Company, directly or indirectly, either as an individual, partner, joint venturer, employee or agent for any person, company, corporation or association, or as an officer, director or stockholder of a corporation or otherwise, enter into or engage in or have a proprietary interest in the Restricted Business Activities other than the ownership of (a) the stock of the Company then held by Executive, and (b) no more than five percent (5%) of the securities of any other publicly-held company.

                The Executive recognizes and agrees that because a violation by him of his obligations under this Section 8 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

                Executive expressly agrees that the character, duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of this covenant to compete.

        9.      CONFIDENTIALITY COVENANTS.

                (a) Executive understands that Company may impart to him confidential business information including, without limitation, designs, financial information, personnel information, real estate information, and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

                Executive agrees as follows: (1) only to use the Confidential Information to provide services to Company; (2) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis; and (3) not to otherwise disclose or use any


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Confidential Information. Upon demand by Company or upon termination of
Executive's employment, Executive will deliver to Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in my Executive's possession, custody or control.

                (b) The Company will not disclose the terms and conditions of Executive's employment, unless it is required by law to do so.

        10. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the State of Rhode Island. The parties agree that this Agreement was made and entered into in Rhode Island and each party hereby consents to the jurisdiction of a competent court in Rhode Island to hear any dispute arising out of this Agreement.

        11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

        12. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

                (a)    to the Company at:
                       500 George Washington Highway
                       Smithfield, Rhode Island  02917

                (b)    to the Executive at:
                       223 Giants Neck Road
                       Niantic, Connecticut  06359



                Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing, (iii) on the first business day following delivery to a commercial overnight courier or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

                Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.



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        13. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

        14. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

        15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and any successors and assigns of the Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                   AAi.FosterGrant, Inc.


                                                   By: /s/ Gerald F. Cerce
                                                   -----------------------------
                                                   Title: Chairman

                                                   EXECUTIVE:


                                                   /s/ John R. Ranelli
                                                   -----------------------------
                                                   John R. Ranelli


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